Exhibit 4.2

AIRMEDIA GROUP INC. (Incorporated under the laws of the Cayman Islands)
Name of Company: AirMedia Group Inc. Number:	Number	US$1,000,000 Share Capital divided into 900,000,000 Ordinary Shares of a nominal or par value of US$0.001 each and 100,000,000 Preferred Shares of a nominal or par value of US$0.001 each	Ordinary Shares
Ordinary Shares: Issued to: Dated Transferred from:

THIS IS TO CERTIFY THAT                                          xxx                                          is the registered holder of                                                               xxx                                                               Ordinary Shares in the above-named Company subject to the memorandum and articles of association thereof.

EXECUTED for and on behalf of the Company on                     2007.

                            DIRECTOR

TRANSFER

I	(the Transferor) for the value received

DO HEREBY transfer to	(the Transferee) the

shares standing in my name in the

undertaking called AIRMEDIA GROUP INC.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor